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                                                                 Exhibit 10.5


                                PROMISSORY NOTE

                                                       Date: January __, 1999

     FOR VALUE RECEIVED, the undersigned (hereafter referred to as "Maker"), promises to pay to the order of PREMIER LENDING CORPORATION, a Georgia corporation (hereafter referred to as "Payee"; Payee, and any subsequent holder(s) hereof, being hereafter referred to collectively as "Holder"), at the office of payee at 63 Barrett Parkway, Marietta, Georgia 30066, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO MILLION DOLLARS ($2,000,000.00), or so much thereof as may be disbursed hereunder, together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of each advance of principal, at the rates hereinafter set forth, lawful money of the United States of America, such principal being due and payable on January 31, 2001, and said interest to be paid in the following manner:

     From and after the date hereof (until maturity, whether by acceleration or otherwise) interest on the outstanding principal indebtedness evidenced hereby shall accrue at the rate of one percent (1.00%) per annum in excess of the Prime Rate, and shall be computed on the daily outstanding principal balance hereunder if the average daily outstanding principal balance is greater than $1,000,000. If the average daily outstanding principal balance is $1,000,000 or less, then interest shall accrue at the rate of two percent (2.00%) per annum in excess of the Prime Rate. For purposes of this Note the term "Prime Rate" shall mean the interest rate established by Premier Bank ("Bank") from time to time in its sole discretion as its prime rate. The Prime Rate may not be the lowest rate available from Bank. Loans from Bank may be priced at, above or below the Prime Rate. The Prime Rate as of the date hereof is seven and three-fourths percent (7.75%) per annum; accordingly, the interest rate herein expressed in simple interest terms as of the date hereof is Eight and three-fourths percent (8.75%) per annum if the average daily outstanding principal balance is greater than $1,000,000. The interest rate herein expressed in simple interest terms as of the date hereof is Nine and three-fourths (9.75%) per annum if the average daily outstanding principal balance is $1,000,000 or less. If at any time or from time to time the Prime Rate increases or decreases, then the rate of interest set forth above shall be correspondingly increased or decreased effective on the day on which any such increase or decrease of the Prime Rate is publicly announced. In the event that Bank, during the term hereof, shall abolish or abandon the practice of publishing a prime rate, or should the same become unascertainable, Holder shall designate a comparable reference rate which shall be deemed to be the Prime Rate hereunder. Interest shall be computed on a 360-day year simple interest basis.

     All accrued and unpaid interest at said rate shall be due and payable monthly, commencing on the first (1st) day of the first
     (1st) month after the date hereof and continuing on the same day of each month thereafter until the entire principal balance hereof, together with all accrued but unpaid interest, has been paid in full.

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     This Note may be prepaid in whole or part without premium or penalty, but no such prepayment shall be deemed an early termination by the undersigned of any agreement between the undersigned and Payee relating to the assignment of accounts receivable ("Financing Agreement"), which may be terminated only in accordance with its terms and only upon the undersigned's payment to Holder of the early termination fee required thereunder.

     It is hereby expressly agreed that should any default be made in the payment of principal or interest as stipulated above, or should any default be made in the performance of any of the covenants or conditions contained in the "Loan Documents" (as defined herein), or any of them, then if the default has not been cured within ten days after written notice from holder, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents (as defined herein), or any of them, together with all unpaid interest accrued thereon, shall, at the option of Holder and without further notice or demand to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder in the performance of any covenants or conditions contained in the Loan Documents (as defined herein) and for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forty herein, at the rate equal to the greater of two percent (2.0%) per annum in excess of the otherwise applicable interest rate at the time such default. Time is of the essence of this Note. Maker agrees to pay all costs of collection including, but not limited to, fifteen percent (15%) of the entire unpaid principal and interest as attorneys' fees, if collected by or through an attorney-at-law.

     Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived. No failure to accelerate the debt evidenced hereby by reason of default, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right _________________________ ____________ State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided; or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time ______ the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change of affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     This Note is to evidence loans now being made by Payee to Maker and/or additional loans to Maker which may be made from time to time by Payee in the future in accordance with the Financing Agreement. All such loans, to the extent not evidenced by other notes, shall be evidenced by this Note and shall be subject to its terms. The principal sum


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evidenced by this Note may be reduced from time to time by payments thereunder and may be increased from time to time by additional loans; provided, however, that the principal sum evidenced by this Note shall not exceed the principal sum shown above. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, a security interest in Maker's accounts and other property, pursuant to the Financing Agreement and certain other agreements, assignments, and other documents (said agreements and assignments, together with all other documents evidencing or securing or in any way relating to the indebtedness evidenced hereby herein referred to collectively as the "Loan Documents"), some of which Loan Documents were filed for record or are to be filed for record on or about the date hereof in the appropriate public records.

     This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

     If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

     As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity executes this Note, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

     IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.


                                    Optio Software, Inc.


Attest:

                                    By: _______________________________

_____________________________          Its: ___________________________
         Secretary
     (Corporate Seal)



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